UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

RadNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33307	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1510 Cotner Avenue

Los Angeles, California  90025

(Address of Principal Executive Offices) (Zip Code)

(310) 445-2800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on June 2, 2016, the stockholders considered and approved three proposals, each of which is described in more detail in the Company’s 2016 definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2016 for the Annual Meeting of Stockholders.

The results detailed below represent the final voting results as certified by the Inspector of Elections:

Proposal 1

The stockholders elected the following seven directors to hold office until the 2017 Annual Meeting of Stockholders based on the following votes:

Director	For	Withheld	Broker Non-Votes
Howard G. Berger, M.D.	27,671,612	1,065,809	11,256,593
Marvin S. Cadwell	22,348,220	6,389,201	11,256,593
John V. Crues, III, M.D.	22,994,793	5,742,628	11,256,593
Norman R. Hames	27,613,489	1,123,932	11,256,593
Lawrence L. Levitt	22,354,760	6,382,661	11,256,593
Michael L. Sherman, M.D.	27,546,373	1,191,048	11,256,593
David L. Swartz	22,354,710	6,382,711	11,256,593

Proposal 2

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 was approved based on the following votes:

For	Against	Abstentions
32,291,309	2,192,328	5,510,377

Proposal 3

The non-binding advisory vote to approve the compensation of the Company’s named executive officers disclosed in the Company’s 2016 definitive proxy statement was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
28,151,866	536,992	48,563	11,256,593

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2016	RadNet, Inc.

	By:	/s/ Jeffrey L. Linden
	Name:	Jeffrey L. Linden
	Title:	Executive Vice President and General Counsel

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